                                                                   Exhibit 10e

                             EMPLOYMENT AGREEMENT
                             --------------------



          THIS AGREEMENT is made and entered into as of the 24th day of October, 1998, by and between JPS PACKAGING COMPANY (the "Company") and EDWIN W. STRANBERG ("Executive").

                                    RECITALS

          A. The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware and is engaged principally in the design and manufacture of flexible packaging products.

          B. Executive is duly qualified to render services in connection with the business of the Company.

          C. The Company has offered to employ Executive on the basis set forth in this Agreement, and Executive has indicated his willingness to accept said offer.

          D. The parties believe that it is in their best interests to provide for the specific terms and conditions of Executive's employment.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the mutual promises and covenants as hereinafter set forth, the parties agree as follows:

          1.  Employment.

              The Company agrees to employ Executive as Senior Vice President - Operations of the Company pursuant to the terms set forth below, and Executive agrees to accept such employment with the Company in accordance with the terms and conditions set forth in this Agreement.

          2.  Term.

              The term of this Agreement shall begin on November 9, 1998, and shall continue until either party gives the other thirty (30) days written notice of its/his election to terminate this Agreement.

          3.  Compensation.

          For services rendered by Executive pursuant to this Agreement, Executive shall receive from the Company the following:

              (a) Base Compensation. Executive's starting monthly salary shall be $14,583 ($175,000, annualized amount ["Base Compensation"]). During the term of this Agreement, the Compensation Committee of the Board of the Directors of the Company (the "Board") (or, if no such committee or similar committee exists, the entire Board) (the "Compensation Committee") shall review the performance of Executive, which review shall serve as the basis for determining the amount of increase, if any, of Executive's Base Compensation. The amount and terms of any such adjustments shall be in the discretion of the Compensation Committee.

              (b) Bonuses/Incentive Compensation. Upon commencement of employment with the Company, Executive shall receive a one-time bonus payment of $40,000. As an executive officer of the Company, Executive will be eligible to participate in the Company's Incentive Compensation Plan (the "Incentive Plan"), which shall be jointly developed by Executive and the Compensation Committee. Under the Incentive Plan, Executive will be eligible to receive annual incentive compensation in an amount of not less than 50% of his current Base Compensation, including any adjustments thereto. Pursuant to the Incentive Plan, the Compensation Committee will annually establish both the Company-wide goal and individual target awards. Notwithstanding the foregoing, payment of bonuses under the Incentive Plan for any year is dependent upon Executive's employment with the Company at the end of such calendar year.

              (c) Stock Options. Subject to the terms and conditions of the JPS Packaging Company 1998 Long-Term Compensation Plan (the "Plan") and the Stock Option Agreement between the Company and Executive attached hereto as Exhibit A (the "Option Agreement") and subject to approval by the Board of Directors at its scheduled December 1998 meeting, the Company will grant to Executive an "incentive stock option" (as defined in the Plan) to purchase 40,000 shares of the common stock of the Company (the "Option"). The terms and conditions of the Option are set forth in the Option Agreement, which is incorporated herein and made part of this Agreement. Additionally, Executive will receive additional stock options to purchase 10,000 shares of the Company's common stock at the end of each of the calendar years 1999 and 2000 (an aggregate of 20,000 shares), provided, that specified and mutually agreeable financial targets for the Company are met or exceeded in each such calendar year. Thereafter, Executive will be eligible to participate in any incentive stock option plan then in place for employees and officers of the Company.

          4.  Benefits.

          Executive shall be entitled to participate in all benefit programs and incentive compensation plans that the Company makes generally available to its executive officers, subject to Executive's meeting the eligibility provisions thereof and, if applicable, as determined by the Compensation Committee. With respect to the Company's qualified benefit plans (including the Company's Savings Plan), Executive shall receive credit (for purposes of qualification, vesting and benefit calculation) for the period of his prior employment with Huntsman Packaging Corporation or its affiliates and Packaging Industries. Nothing contained herein shall preclude the Company, in its sole discretion, from changing or amending, in whole or in part, or revoking any one or more of such benefit programs or compensation plans or adopting new employee benefit programs or compensation plans.

          5.  Duties.

              During Executive's term of employment by the Company, Executive shall devote his normal working hours, attention and energies to the Company. Executive shall serve to the best of his ability and shall perform the duties and have such responsibilities consistent with Executive's position as Senior Vice President - Operations of the Company, which duties and responsibilities shall be similar to those of Senior Vice President - Operations of companies in the packaging industry having revenues comparable to those of the Company. Executive agrees to abide by the rules, procedures, regulations, instructions, and practices of the Company and any changes therein which may be adopted from time to time by the Company.

          6.  Business Expenses.

              In addition to compensation paid to Executive pursuant to Section 3, during the term of Executive's employment hereunder, the Company agrees to reimburse Executive for all reasonable and necessary business expenses which Executive incurs in the performance of his duties hereunder in accordance with the policies and procedures adopted from time to time by the Company (whether or not in writing).


          7.  Employment Termination.

              The employment of Executive by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

              (a) Death or Disability. Immediately upon the death or disability of Executive. For purposes of this Agreement, "disability" shall mean the inability of Executive to perform his duties hereunder for a period of ninety (90) consecutive calendar days, or for a period of one hundred twenty (120) calendar days whether or not consecutive, during any three hundred and sixty (360) day period due to a physical or mental incapacity. The determination of disability shall be made by a disinterested medical doctor, licensed to practice in the State of Kansas, chosen jointly by the parties. Notwithstanding the definition of "disability" herein, if and only if the Company provides disability insurance coverage to Executive at the Company's cost, Executive's employment hereunder shall not be terminated by reason of disability until the Company's disability insurance carrier has certified Executive as disabled and has commenced (or agreed in writing) to pay disability benefits to Executive.

          (b) Cause. At the election of the Company for cause, immediately (except as provided below) upon written notice by the Company to Executive. For purposes of this Agreement, "cause" shall mean:

              (i) The willful failure by Executive to perform his material duties hereunder (other than any such failure resulting from Executive's death or disability), as determined in good faith by a majority of the Board;

              (ii) The (A) continued failure (which failure need not be willful) by Executive to perform his material duties hereunder (other than any such failure resulting from Executive's death or disability) or (B) breach by Executive of any material provision of this Agreement (which failure or breach has not been cured by Executive within thirty (30) days after written notice thereof by the Board of Directors), all as determined in good faith by a majority of the Board;

              (iii) Executive's conviction of a felony by a trial court of competent jurisdiction, whether or not an appeal is taken; or

              (iv) The willful engaging by Executive in unlawful conduct (including acts of dishonesty) in connection with the business of the Company, as determined in good faith by a majority of the Board.

          (c) Good Reason. At the election of Executive for good reason, immediately upon written notice by Executive to the Company. For purposes of this Agreement, "good reason" shall mean:

              (i) A change in Executive's responsibilities, titles, or offices (including directorships) that is not consistent with Executive's status and duties hereunder; or

              (ii) A Change of Control (as hereinafter defined) during the period of Executive's employment hereunder. For the purposes of this Agreement, the term "Change of Control" shall mean: (A) a person, corporation, entity or group, which (collectively) does not beneficially own at least twenty-five percent (25%) of the Company's issued and outstanding voting stock as of the date hereof, (I) makes a tender or exchange offer for the issued and outstanding voting stock of the Company and beneficially owns 25% or more of the issued and outstanding voting stock after such tender or exchange offer, or (II) acquires, directly or indirectly, the beneficial ownership of 25% or more of the issued and outstanding voting stock of the Company in a single transaction or series of transactions (excluding the acquisition of newly issued voting stock of the Company issued in full or part payment for the purchase by the Company or any subsidiary of the Company of stock or assets), or (B) the Company is a party to a merger, consolidation or similar transaction and following such transaction 50% or more of the issued and outstanding voting securities of the resulting entity is beneficially owned by a person, corporation, entity or group other than the stockholders of the Company immediately prior to the transaction, or
          (C) the Company sells 50% or more of its assets to any other person or persons.

              (d) Election of Company. Upon thirty (30) days prior written notice from the Company to Executive, for reasons other than "cause," as defined in 7(b), above.

              (e) Election of Executive. Upon thirty (30) days prior written notice from Executive to Company, for reasons other than "good reason," as defined in 7(c), above.


          8.  Effect of Termination.

              (a) Base Compensation and Benefits. In the event Executive's employment is terminated for any reason, all compensation and benefits shall cease, except that the Company shall pay to Executive that portion of his then Base Annual Compensation that has been earned but unpaid at the time of such termination and reimbursable expenses incurred by but not yet reimbursed to Executive at the time of such termination.

              (b) Termination Payment. In the event Executive's employment is terminated by Executive pursuant to Section 7(c) or by the Company pursuant to Section 7(d), the Company shall pay to Executive an amount equal to Executive's current Base Compensation, including any adjustments thereto, as a termination payment, payable in equal installments over the twelve
     (12) months following the date of Executive's termination and including continuation of existing medical coverage for 12 months. Such termination payment shall be in addition to any amounts owed to Executive pursuant to
     Section 8(a).

               (c)  Stock Options.

                    (i) In the event Executive's employment is terminated pursuant to Section 7(a), (c) or (d), Executive's Option, to the extent not previously vested, shall immediately vest and shall become exercisable for the total amount of unexercised Option Shares (as defined in the Option Agreement) thereunder until the first to occur of: (A) midnight on the tenth anniversary of the Grant Date; or (B) the one year anniversary date of the termination of Executive. Any such exercise following Executive's death may be made only by such Executive's personal representative, unless Executive's will specifically disposes of the Option, in which case such exercise shall be made only by the recipient of such specific disposition. If Executive's personal representative, or such recipient, shall be entitled to exercise the Option pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of this Agreement, the Option Agreement and the Plan which would have applied to Executive's exercise of the Option.

              (ii) In the event Executive's employment is terminated pursuant to
     Section 7(b) or by Executive pursuant to Section 7(e), the Option shall terminate and expire on the day Executive's employment terminates; provided, however, that in the discretion of the Board, the Option shall terminate and expire on the day Executive is notified of his dismissal.

          9. Restrictive Covenants. In consideration of the Company employing Executive as the Senior Vice President - Operations of the Company, during Executive's employment with the Company hereunder or otherwise and for a period equal to two (2) years after Executive is no longer employed by the Company, Executive shall not:

          (a) directly or indirectly, either individually, or as a principal, partner, member, manager, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, (i) divert or attempt to divert from the Company any customer or account as set forth on a mutually agreeable list attached hereto as Schedule A, or (ii) induce or cause, or attempt to induce or cause, any employee, member, manager, partner, shareholder, director or officer of the Company to leave the employ of the Company.

          (b) If Executive violates any of the provisions of this Section 9 after the date hereof, the time period set forth in this Section 9 shall be extended for a period of time equal to the period of any such violation.

          10. Non-Disclosure. Executive shall not at any time or in any manner, directly or indirectly, use or disclose to any party other than the Company any trade secrets or other Confidential Information (defined herein) learned or obtained by him while a shareholder, officer or director of the Company. As used herein, the term "Confidential Information" means information disclosed to or known by Executive as a consequence of his position with the Company and not generally known in the industry in which the Company is engaged and that in any way relates to the products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, procedures, engineering, marketing, merchandising and selling, of the Company.

          11. Affiliate Transactions. For as long as Executive is employed by the Company, neither Executive, any member of his family nor any affiliate of Executive shall engage, directly or indirectly, in any business transaction with the Company without the written approval of the Board of Directors of the Company.

          12. Specific Performance. The parties hereto agree that their rights under Sections 9 and 10 of this Agreement are special and unique and that any violation thereof would not be adequately compensated by money damages, and each grants the other the right to specifically enforce (including injunctive relief where appropriate) the terms of Sections 9 and 10 of this Agreement. In any proceeding, in equity or law, Executive specifically waives any proof that any violation of the terms of Sections 9 or 10 of this Agreement will cause irreparable injury or that there is not an adequate remedy at law. In addition, Executive also agrees not to raise as a defense in any such proceeding any allegation that any of the provisions of Sections 9 or 10 of this Agreement are either unnecessary or unreasonable or that any of them illegally restrain trade or any of his personal rights or that payments made by the Company subsequent to gaining knowledge of a violation of this Agreement prejudices the Company's rights to enforce this Agreement or to recover payments made.

          13. Notices.

              Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or if sent by certified mail, return receipt requested, with first class postage prepaid, addressed (a) to Executive at 6371 Hardwick Circle, Hudson, Ohio 44236, and (b) to the Company at 4200 Somerset Drive, Prairie Village, Kansas 66208, Attention: Brian Stevenson. Any notice which is required to be made within a stated period of time shall be deemed timely if made before midnight of the last day of such period.

          14.  Alteration, Amendment or Termination.

               No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist, or a delay in insisting, upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement, or understanding at a future time. A waiver or consent given by a party hereto on one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

          15. Integration.

              This Agreement sets forth (and is intended to be an integration of) all of the promises, agreements, conditions, understandings, warranties and representations, oral or written, express or implied, among the parties hereto with respect to the terms of employment, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among the parties hereto with respect to the terms of employment other than as set forth herein.

          16. Governing Law and Venue.

              This Agreement and all disputes arising hereunder shall be subject to, governed by and construed in accordance with the laws of the State of Kansas, irrespective of the fact that one or more of the parties now is or may become a resident of a different state. Executive hereby expressly submits and consents to the exclusive in personam jurisdiction and exclusive venue of the courts of competent jurisdiction in the State of Kansas, including the United States District Court for the District of Kansas.

          17. Benefit and Burden.

              This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, heirs, and personal representatives. This Agreement, including the Option granted herein, shall not be assignable, except the Option may be assignable pursuant to Section 9(c)(i).

          18. Captions.

              The headings of the sections and paragraphs are for convenience only and in no way define, limit or affect the scope or substance of any section or paragraph of this Agreement.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be affixed hereto, and each of the parties hereto has executed this Agreement effective as of the date and year first above written.

                              COMPANY:

                              JPS PACKAGING COMPANY

                                   /s/ Brian Stevenson
                              By:  ________________________________
                              Name: Brian Stevenson
                              Title: Chief Executive Officer


                              EXECUTIVE:


                              /s/ Edwin W. Stranberg
                              _____________________________________
                              Name: Edwin W. Stranberg

                                                                       EXHIBIT A

                        INCENTIVE STOCK OPTION AGREEMENT
                                   UNDER THE
                             JPS PACKAGING COMPANY
                        1998 LONG-TERM COMPENSATION PLAN


          THIS AGREEMENT, made effective as of the 14th day of December, 1998 ("Date of Grant"), by and between JPS PACKAGING COMPANY, a Delaware corporation (hereinafter called the "Company"), and EDWIN W. STRANBERG (hereinafter called "Optionee"),

          WITNESSETH THAT:

          WHEREAS, the Board of Directors of the Company ("Board of Directors") has adopted the JPS Packaging Company 1998 Long-Term Compensation Plan (the "Plan") pursuant to which options covering shares of the Common Stock of the Company may be granted to employees of the Company; and

          WHEREAS, Optionee is employed as the Senior Vice President - Operations of the Company; and

          WHEREAS, the Company has granted to Optionee the option to purchase certain shares of its stock under the terms of the Plan in accordance with this Agreement.

          NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is agreed as follows:

          1. Grant Subject to Plan. This option is granted under, and is expressly subject to, all the terms and provisions of the Plan and Sections 7 and 8 of the Employment Agreement dated as of even date herewith between the Company and Optionee (the "Employment Agreement"), which terms are incorporated herein and made part of this Agreement. The Compensation Committee ("Committee") of the Board of Directors has been appointed by the Board of Directors, and designated by it, to make grants of options.

          2. Grant and Terms of Option. As of the Date of Grant, pursuant to action of the Committee, the Company has granted to Optionee the option to purchase all or any part of forty thousand (40,000) shares (the "Option Shares") of the common stock of the Company, par value $.01 per share ("Common Stock"), for a period of ten (10) years from the Date of Grant, unless the option is sooner terminated pursuant to Section 7 below, at the purchase price per share equal to $4.00 per share (the "Option Price"); provided, however, that the right to exercise such option shall be, and is hereby, restricted as follows:

                                        Cumulative Shares/Percentage
          Commencing                        Exercisable (Vested)
          ----------                        --------------------
          12/  /98 (Grant Date)                        0/0%

          12/  /99                                8,000/20%

          12/  /00                               16,000/40%

          12/  /01                               24,000/60%

          12/  /02                               32,000/80%

          12/  /03                              40,000/100%

     Notwithstanding the foregoing, if a "Change of Control" (as defined in the Employment Agreement) occurs, any portion of this option which is unvested shall immediately mature and vest in full. It is intended that the option shall qualify as an "incentive stock option" as defined in Section 422A of the Internal Revenue Code of 1986, as amended.

          3. Exercise of Option. Optionee shall exercise the option by giving written notice to the Company, indicating that he desires to exercise the option and the number of Option Shares he desires to purchase. The Option Price shall be paid in full (a) in cash, (b) by the tender to the Company of shares of Common Stock of the Company owned by Optionee and registered in his name having a Fair Market Value equal to the Option Price, or (c) by any combination of the payment methods specified in (a) and (b). After receipt of such notice, the Company shall provide Optionee with a restricted, legended certificate for the Option Shares. Optionee is required to exercise this option with respect to 10% of the vested Option Shares annually, as measured from the date of this Agreement (the "Mandatory Option Exercise"); provided, however, all prior exercises of this option will be considered in satisfying this requirement. Failure to comply with the Mandatory Option Exercise will result in the termination of Optionee's right to exercise the number of vested Option Shares which were required to be purchased.

          4. Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement so that the value of the option to the Optionee shall remain the same, all as provided for pursuant to the Plan.

          5. Investment Purpose. Optionee represents that, in the event of the exercise by him of the option hereby granted, or any part thereof, he intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution and Optionee agrees to execute and deliver to the Company a letter or certificate containing such investment representations, agreements restricting sale (including, without limitation, provision for stop transfer orders and restrictive legend on stock certificates) and confirmation of other relevant facts to support any exemption from the registration requirements under the Securities Act of 1933 and such state securities laws on which the Company intends to rely, all as shall be deemed reasonably necessary by counsel for the Company and in such form as such counsel shall determine; except that the Company, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by him on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

     (i) "The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a `no-action' letter from the staff of the Securities and Exchange Commission, or
     (c) the shares are registered under said Act."

          6. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance, shall be void and of no effect. The option hereby granted may be exercised, during the lifetime of Optionee, only be Optionee.

          7. Termination of Employment. In the event of Optionee's Termination of employment with the Company, the treatment of Optionee's vested and unvested options shall be governed by the terms of the Employment Agreement.

          8. Shares Issued on Exercise of Option. Upon any exercise of this option, the Company will transfer to Optionee shares of its Common Stock to satisfy its obligations to deliver shares on any exercise hereof.

          9. Committee Administration. This option has been granted pursuant to a determination made by the Committee or the Board of Directors, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

          10. Non-Waiver of Rights. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed as a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

          11. Invalidity of Provisions. If any provision of this Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though such provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

          12. Assignments. This Agreement shall be assignable without Optionee's consent by the Company to, and upon such assignment shall be binding upon and inure to the benefit of, any other entity which shall succeed to the business presently being operated by the Company.

          13. Amendments. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto.

          14. Governing Law. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Kansas as applied to contracts to be wholly performed within such state.

          15. Definitions. Unless otherwise defined herein, all capitalized terms shall be defined as set forth in the Plan.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf, pursuant to due authorization, and Optionee has signed this Agreement to evidence his acceptance of the option herein granted and of the terms hereof, effective as of the Date of Grant.

                              COMPANY:

                              JPS PACKAGING COMPANY

                                   /s/ Brian Stevenson
                              By:  __________________________________
                              Name: Brian Stevenson
                              Title: Chief Executive Officer


                              OPTIONEE:


                              /s/ Edwin W. Stranberg
                              _______________________________________
                              Edwin W. Stranberg